SECOND AMENDMENT

TO

AGREEMENT FOR THE SALE AND PURCHASE OF SHARES

Of AgFeed Industries, Inc. (British Virgin Islands)

AMONG

AgFeed Industries, Inc., a Nevada corporation, as Seller

AND

Good Charm International Development Ltd., as Purchaser

AND

Ningbo Tech-Bank Co., Ltd, as Parent

Dated December 6, 2013

SECOND AMENDMENT
TO
AGREEMENT FOR THE SALE AND PURCHASE OF SHARES
Of AgFeed Industries, Inc. (British Virgin Islands)

THIS SECOND AMENDMENT is made on December 6, 2013

AMONG:

(A)	AgFeed Industries, Inc , a corporation incorporated under the laws of the State of Nevada, and having its registered office at 711 Carson Street, Suite 4, Carson City, Nevada 89701, USA, further particulars of which are set out in the Schedule 1 (the “Seller”);

(B)	Good Charm International Development Ltd. (the “Purchaser”), a company incorporated under the laws of Hong Kong, wholly owned by the Parent (as defined below), and having its registered office at 7/F Allied Kajima Building, 128 Gloucester Road, Wanchai, Hong Kong, further particulars of which are set out in the Schedule 2A; and

(C)	Ningbo Tech-Bank Co., Ltd. (宁波天邦股份有限公司) (the “Parent”), a publicly traded company incorporated under the laws of the People’s Republic of China and having its office at Rm.1807 Yangguang International Building, No.55 Yuli Rd., Yuyao City, Zhejiang, the People’s Republic of China, further particulars of which are set out in the Schedule 2B.

The Seller, the Purchaser, and the Parent shall be collectively referred to as the “Parties” and each individually as a “Party”.

WHEREAS:

(A)	The Parties entered into an Agreement for the Sale and Purchase of Shares of AgFeed Industries, Inc. (British Virgin Islands), dated as of September 13, 2013 (the “Original Agreement”), that was amended by a First Amendment to the Original Agreement, dated as of November 25, 2013 (the “First Amendment”), and a letter agreement, dated as of December 4, 2013 (together with the Original Agreement and the First Amendment, collectively, the “Purchase Agreement”);

(B)	Section 10.2 of the Original Agreement permits amendment of the Original Agreement so long as such amendment is in a writing signed by the Parties;

(C)	As a result of circumstances beyond the control of Seller, Seller is unable to deliver certain items that Seller is required to deliver to Purchaser on or prior to the Closing;

(D)	Despite Seller’s inability to deliver certain items that Seller is required to deliver to Purchaser on or prior to the Closing, Purchaser is willing to complete the Closing and to waive Seller’s obligations to deliver such items in exchange for a reduction in the Base Purchase Price; and

(E)	The Parties desire to further amend the Purchase Agreement to provide for a reduction in the Base Purchase Price in exchange for a waiver of certain obligations of Seller under the Purchase Agreement.

NOW, THEREFORE, THE PARTIES AGREE as follows:

1. Interpretation. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

2. Reduction of Base Purchase Price. Section 2.4 of the Purchase Agreement is hereby deleted and the following new Section 2.4 is inserted as Section 2.4 of the Purchase Agreement:

“2.4 Subject to adjustment in accordance with Section 2.5.3, the total price for the Target Shares shall be USD 52,630,000 (the “Base Purchase Price”) on a fully-diluted, debt-free basis.”

3. Waiver of Delivery Obligations.

3.1         To the extent not delivered by Seller to Purchaser at Closing, the obligations of Seller under Section 4.4 d) to deliver the Business Licenses, Certificates of Approval and Official Seals of the Company’s Group is hereby waived by Purchaser and Parent.

3.2         All other conditions to Closing are hereby deemed to be satisfied or waived.

4. General.

4.1	Effect of Amendment. Except as modified by this Amendment, the Purchase Agreement is hereby ratified and confirmed in all respects.

4.2	Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

4.3	Choice of Law. This Amendment shall be governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law applied thereunder.

4.4	Counterparts; Facsimiles and Scans. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles or electronic scans containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles or electronic scans.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

The Seller:

AgFeed Industries, Inc.

By:	/s/ Keith Maib
Name: Keith Maib
Capacity: Chief Restructuring Officer

SIGNATURE PAGE TO SECOND AMENDMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

The Purchaser:

Good Charm International Development Ltd.

[SEAL]

By:	/s/ Hong jian ping
Name: Hong jian ping
Capacity: Chairman

The Parent:

Ningbo Tech-Bank Company, Ltd.
宁波天邦股份有限公司
(affix stamp)

By:	/s/ Zhang Banghui
Name: Zhang Banghui
Capacity: CEO

SIGNATURE PAGE TO SECOND AMENDMENT